Exhibit 99.1

JOINT FILING AND SOLICITATION AGREEMENT

This Joint Filing and Solicitation Agreement (this “Agreement”) is made and entered into as of March 11, 2022, by and among (i) Velan Capital Partners LP, Velan Capital Holdings LLC, Velan Capital Investment Management LP, Avego Management, LLC and Balaji Venkataraman (collectively, “Velan”), (ii) Repertoire Master Fund LP, Repertoire Holdings LLC, Repertoire Partners LP, Repertoire Partners GP LLC and Deepak Sarpangal (collectively, “Repertoire”), (iii) Eric J. Ende, (iv) R. John Fletcher, (v) Cynthia L. Flowers and (vi) Ann MacDougall (each a “Party” to this Agreement, and collectively, the “Parties” or the “Group”).

WHEREAS, certain of the Parties are stockholders, direct or beneficial, of Radius Health, Inc., a Delaware corporation (the “Company”); and

WHEREAS, the Parties desire to form the Group for the purpose of (i) seeking representation on the Board of Directors of the Company (the “Board”) at the 2022 annual meeting of stockholders of the Company (including any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof, the “Annual Meeting”), (ii) soliciting proxies for the election of the persons nominated by Velan and/or Repertoire to the Board at the Annual Meeting, (iii) taking all other action necessary to achieve the foregoing and (iv) taking any other actions the Group determines to undertake in connection with their respective investment in the Company (collectively, the “Purposes”).

NOW, IT IS AGREED, by the Parties hereto:

1.       In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each Party agrees to the joint filing on behalf of each of them of statements on Schedule 13D, and any amendments thereto, with respect to the securities of the Company. Each member of the Group shall be responsible for the accuracy and completeness of its own disclosure therein, and is not responsible for the accuracy and completeness of the information concerning the other members, unless such member knows or has reason to know that such information is inaccurate.

2.       So long as this Agreement is in effect, each of Eric J. Ende, R. John Fletcher, Cynthia L. Flowers and Ann MacDougall agrees to provide Velan and Repertoire advance written notice prior to effecting any purchase, sale, acquisition or disposal of any securities of the Company which he or she has, or would have, direct or indirect beneficial ownership so that Velan and Repertoire have an opportunity to review the potential implications of any such transaction in the securities of the Company and pre-clear any such potential transaction in the securities of the Company by Eric J. Ende, R. John Fletcher, Cynthia L. Flowers and Ann MacDougall. Each of Eric J. Ende, R. John Fletcher, Cynthia L. Flowers and Ann MacDougall agrees that he or she shall not undertake or effect any purchase, sale, acquisition or disposal of any securities of the Company without the prior written consent of a representative of Velan and Repertoire. For purposes of this Agreement, the term “beneficial ownership” shall have the meaning of such term set forth in Rule 13d-3 under the Exchange Act.

3.       So long as this Agreement is in effect, each Party shall provide written notice to Olshan Frome Wolosky LLP (“Olshan”) of any changes to its ownership of securities of the Company by 4:00 PM Eastern Time on the date of any such change in ownership of securities of the Company.

4.       Each Party agrees to form the Group for the Purposes as set forth above.

5.       Each of Velan and Repertoire shall have the right to pre-approve all expenses and costs (including all legal fees) incurred in connection with the Group’s activities (the “Expenses”) and each of Velan and Repertoire agrees to pay directly all such pre-approved Expenses pro-rata based on the number of shares owned by Velan and Repertoire. The pro rata portion of Expenses shall be adjusted each month based on Velan’s and Repertoire’s respective ownership percentage as of the last day of the preceding month. Any reimbursement from the Company regarding the Expenses paid pursuant to this Section 5 shall be split by Velan and Repertoire in proportion to the Expenses paid pursuant to this Section 5.

6.       Each Party agrees that any Securities and Exchange Commission filing, press release, Company communication or stockholder communication proposed to be made or issued by the Group or any member of the Group in connection with the Group’s activities shall first be approved by a representative of Velan and Repertoire. The Parties agree to work in good faith to resolve any disagreement that may arise between or among any of the members of the Group concerning decisions to be made, actions to be taken or statements to be made in connection with the Group’s activities.

7.       The relationship of the Parties shall be limited to carrying on the business of the Group in accordance with the terms of this Agreement. Such relationship shall be construed and deemed to be for the sole and limited purpose of carrying on such business as described herein. Nothing herein shall be construed to authorize any Party to act as an agent for any other Party, or to create a joint venture or partnership, or to constitute an indemnification. Each Party agrees to use its reasonable efforts to avoid taking any action that may cause any other person or entity to be deemed to be a member of the Group without the prior consent of each of Velan and Repertoire. Nothing herein shall restrict any Party’s right to purchase or sell securities of the Company, as it deems appropriate, in its sole discretion, provided that all such purchases and sales are made in compliance with all applicable securities laws and the provisions of this Agreement.

8.       This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

9.       This Agreement is governed by and will be construed in accordance with the laws of the State of New York. In the event of any dispute arising out of the provisions of this Agreement or their investment in the Company, the Parties consent and submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York located in the Borough of Manhattan or the courts of the State of New York located in the County of New York.

10.       The Parties’ rights and obligations under this Agreement (other than the rights and obligations set forth in Section 5 (solely with respect to Expenses incurred prior to the termination of the Agreement) and Section 9 which shall survive any termination of this Agreement) shall terminate upon the earlier to occur of (i) the conclusion of the Annual Meeting or (ii) the written agreement of the Parties.

11.       Each Party acknowledges that Olshan shall act as counsel for the Group and Velan relating to their investment in the Company.

12.       Each Party hereby agrees that this Agreement shall be filed as an exhibit to a Schedule 13D pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act.

[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the day and year first above written.

Velan Capital Partners LP

By:	Velan Capital Holdings LLC General Partner

By:	/s/ Balaji Venkataraman
	Name:	Balaji Venkataraman
	Title:	Managing Member

Velan Capital Holdings LLC

By:	/s/ Balaji Venkataraman
	Name:	Balaji Venkataraman
	Title:	Managing Member

Velan Capital Investment Management LP

By:	Avego Management, LLC General Partner

By:	/s/ Balaji Venkataraman
	Name:	Balaji Venkataraman
	Title:	Managing Member

Avego Management, LLC

By:	/s/ Balaji Venkataraman
	Name:	Balaji Venkataraman
	Title:	Managing Member

/s/ Balaji Venkataraman
Balaji Venkataraman

Repertoire Master Fund LP

By:	Repertoire Holdings LLC General Partner

By:	/s/ Deepak Sarpangal
	Name:	Deepak Sarpangal
	Title:	Managing Member

Repertoire Holdings LLC

By:	/s/ Deepak Sarpangal
	Name:	Deepak Sarpangal
	Title:	Managing Member

Repertoire Partners LP

By:	Repertoire Partners GP LLC General Partner

By:	/s/ Deepak Sarpangal
	Name:	Deepak Sarpangal
	Title:	Managing Member

Repertoire Partners GP LLC

By:	/s/ Deepak Sarpangal
	Name:	Deepak Sarpangal
	Title:	Managing Member

/s/ Deepak Sarpangal
Deepak Sarpangal

/s/ Eric J. Ende
Eric J. Ende

/s/ R. John Fletcher
R. John Fletcher

/s/ Cynthia L. Flowers
Cynthia L. Flowers

/s/ Ann MacDougall
Ann MacDougall